Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 30, 2019, with respect to our audits of the consolidated and combined financial statements included in the Annual Report of Majesco for the fiscal year ended March 31, 2019. We consent to the incorporation by reference of said report in the Registration Statement of Majesco on Form S-8 (File No. 333-205252), the Registration Statement of Majesco on Form S-3 (File No. 333-230962), and the Registration Statement of Majesco on Form S-8 (File No. 333-226827).

/s/ MSPC, Certified Public Accountants and Advisors, P.C.

Cranford, New Jersey
May 30, 2019